Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated June 27, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in James Hardie Industries N.V.’s Annual Report on Form 20-F for the year ended March 31, 2008. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
June 19, 2009

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